New York Mortgage Trust Reports
First Quarter 2018 Results

NEW YORK, NY - May 3, 2018 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three months ended March 31, 2018.

Summary of First Quarter 2018:

•	Net income attributable to common stockholders of $23.7 million, or $0.21 per share (basic), and comprehensive loss to common stockholders of $0.8 million, or $0.01 per share.

•	Net interest income of $19.8 million and portfolio net interest margin of 286 basis points.

•	Book value per common share of $5.79 at March 31, 2018, a decrease of 3.5% from December 31, 2017, resulting in an economic loss of 0.2% for the quarter.

•	Declared first quarter dividend of $0.20 per common share that was paid on April 26, 2018.

Management Overview

Steven Mumma, NYMT’s Chairman and Chief Executive Officer, commented: “the Company continued to benefit from its focus on multi-family credit, with multi-family assets, particularly the Company’s K-Series investments, contributing nicely to both net interest margin as well as portfolio valuation improvements, which helped offset some of the pressure on our Agency RMBS portfolio during the quarter. The Company’s net interest margin for the first quarter expanded by 47 basis points from the prior quarter, with credit assets the primary driver of that improvement. All of this in the back drop of what is currently a very challenging market environment for fixed-income strategies, where liability costs are rising and overall interest rate volatility is increasing the costs of hedging and placing downward pressure on some of our strategies.
On the acquisition side, the quarter was relatively quiet. We continued to grow our credit portfolio, adding approximately $33.9 million in multi-family investments and second mortgages. The build in credit assets remains gradual, as the demand for credit assets continues to be highly competitive. We intend to maintain our disciplined approach to asset selection as we believe this is the key to positive long-term performance and remain focused on growing our credit portfolio in 2018."

Capital Allocation

The following tables set forth our allocated capital by investment type at March 31, 2018, our interest income and interest expense by investment type, and the weighted average yield, average cost of funds and portfolio net interest margin for our average interest earning assets (by investment type) for the three months ended March 31, 2018 (dollar amounts in thousands):

Capital Allocation at March 31, 2018:
	Agency RMBS(1)	Multi-Family (2)	Distressed Residential (3)	Other (4)	Total
Carrying Value	$1,161,445	$836,353	$461,305	$150,461	$2,609,564
Liabilities
Callable(5)	(934,367)	(315,931)	(155,965)	(30,100)	(1,436,363)
Non-Callable	—	(29,390)	(40,825)	(112,154)	(182,369)
Convertible	—	—	—	(129,242)	(129,242)
Hedges (Net) (6)	9,915	—	—	—	9,915
Cash (7)	12,284	15,739	436	37,743	66,202
Goodwill	—	—	—	25,222	25,222
Other	2,128	(5,958)	17,610	(25,922)	(12,142)
Net Capital Allocated	$251,405	$500,813	$282,561	$(83,992)	$950,787
% of Capital Allocated	26.4%	52.7%	29.7%	(8.8)%	100.0%

Net Interest Income- Three Months Ended March 31, 2018:
Interest Income	$7,971	$17,493	$7,311	$1,638	$34,413
Interest Expense	(4,407)	(3,890)	(2,291)	(4,073)	(14,661)
Net Interest Income (Expense)	$3,564	$13,603	$5,020	$(2,435)	$19,752

Portfolio Net Interest Margin - Three Months Ended March 31, 2018
Average Interest Earning Assets (8)	$1,208,900	$612,357	$467,898	$136,135	$2,425,290
Weighted Average Yield on Interest Earning Assets (9)	2.64%	11.43%	6.25%	4.81%	5.68%
Less: Average Cost of Funds (10)	(1.82)%	(4.51)%	(4.45)%	(3.25)%	(2.82)%
Portfolio Net Interest Margin (11)	0.82%	6.92%	1.80%	1.56%	2.86%

(1)	Includes Agency fixed-rate RMBS, Agency ARMs and Agency IOs.

(2)
The Company, through its ownership of certain securities, has determined it is the primary beneficiary of the Consolidated K-Series and has consolidated the Consolidated K-Series into the Company’s condensed consolidated financial statements.  Average Interest Earning Assets for the quarter excludes all Consolidated K-Series assets other than those securities actually owned by the Company. Interest income amounts represent interest income earned by securities that are actually owned by the Company. A reconciliation of net capital allocated to and net interest income from multi-family investments is included below in “Additional Information.”

(3)	Includes $322.1 million of distressed residential mortgage loans, $36.4 million of distressed residential mortgage loans, at fair value and $99.2 million of Non-Agency RMBS.

(4)
Other includes residential mortgage loans held in securitization trusts amounting to $70.9 million, residential second mortgage loans, at fair value of $63.1 million, investments in unconsolidated entities amounting to $12.9 million and mortgage loans held for investment totaling $3.4 million. Mortgage loans held for sale and mortgage loans held for investment are included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets. Other non-callable liabilities consist of $45.0 million in subordinated debentures and $67.2 million in residential collateralized debt obligations.

(5)	Includes repurchase agreements.

(6)	Includes derivative assets and restricted cash posted as margin.

(7)
Includes $0.4 million in deposits held in our distressed residential securitization trusts to be used to pay down outstanding debt. These deposits are included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets.

(8)	Our Average Interest Earning Assets is calculated each quarter based on daily average amortized cost.

(9)	Our Weighted Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income for the quarter by our Average Interest Earning Assets for the quarter.

(10)
Our Average Cost of Funds was calculated by dividing our annualized interest expense for the quarter by our average interest bearing liabilities, excluding our subordinated debentures and convertible notes, which generated interest expense of approximately $0.6 million and $2.6 million, respectively, for the quarter. Our Average Cost of Funds includes interest expense on our interest rate swaps.

(11)
Portfolio Net Interest Margin is the difference between our Weighted Average Yield on Interest Earning Assets and our Average Cost of Funds, excluding the weighted average cost of subordinated debentures and convertible notes.

Prepayment History

The following table sets forth the constant prepayment rates (“CPR”) for selected asset classes, by quarter, for the quarterly periods indicated.

Quarter Ended	Agency Fixed-Rate RMBS	Agency ARMs	Agency IOs	Residential Securitizations
March 31, 2018	5.4%	10.2%	10.2%	10.8%
December 31, 2017	6.3%	12.9%	17.8%	22.1%
September 30, 2017	12.8%	9.4%	17.4%	18.2%
June 30, 2017	9.6%	16.5%	17.5%	16.8%
March 31, 2017	10.6%	8.3%	15.9%	5.1%
December 31, 2016	12.3%	21.7%	19.4%	11.1%
September 30, 2016	10.0%	20.7%	18.2%	15.9%
June 30, 2016	10.2%	17.6%	15.6%	17.8%
March 31, 2016	7.9%	13.5%	14.7%	14.8%

First Quarter Earnings Summary

For the quarter ended March 31, 2018, we reported net income attributable to common stockholders of $23.7 million as compared to $24.6 million in the quarter ended December 31, 2017.

We generated net interest income of $19.8 million and a portfolio net interest margin of 286 basis points for the quarter ended March 31, 2018 as compared to net interest income of $15.0 million and a portfolio net interest margin of 239 basis points for the quarter ended December 31, 2017. The $4.8 million increase in net interest income in the first quarter was primarily due to higher net interest income generated by both our Agency RMBS portfolio and distressed residential portfolio. Our Agency RMBS portfolio produced an additional $0.8 million of net interest margin during the first quarter of 2018 primarily as a result of an increase in average interest earning assets in that portfolio of $237 million. In addition, our distressed residential portfolio experienced an increase in asset yield of 257 basis points, which generated higher net interest margin of $3.3 million in this portfolio over the prior quarter. The improvement in net interest margin in the Company's distressed residential portfolio is largely attributable to changes in expected cash flows resulting from decreased loan sale activity in the first quarter of 2018.

For the quarter ended March 31, 2018, we recognized other income of $21.0 million as compared to other income of $25.2 million in the quarter ended December 31, 2017. The decrease in other income of $4.2 million is primarily driven by:

•	A decrease in net unrealized gains on multi-family loans and debt held in securitization trusts of $6.1 million.

•	A decrease in realized gains on distressed residential mortgage loans of $5.8 million as a result of limited loan sales activity during the quarter.

•
An increase in net realized loss on investment securities and related hedges of $3.4 million resulting from the continued divestment of our Agency IO portfolio, partially offset by an unrealized loss recovery of $2.7 million previously recognized on these assets and included in the net unrealized gain on investment securities and related hedges as discussed below.

•
An increase in net unrealized gain on investment securities and related hedges of $11.4 million primarily consisting of a $9.0 million unrealized gain from our interest rate swaps accounted for as trading instruments for accounting purposes and the $2.7 million gain from our Agency IO portfolio.

•
An increase in other income of $2.5 million, which is primarily due to a $2.3 million gain recognized by a consolidated variable interest entity from the sale of its multi-family apartment community (which is fully allocated to net income attributable to non-controlling interest in consolidated variable interest entities on the accompanying condensed consolidated statements of operations - see the table below for further information).

The following table details the general and administrative expenses for the quarters ended March 31, 2018 and December 31, 2017, respectively (dollar amounts in thousands):

	Three Months Ended
General and Administrative Expenses	March 31, 2018	December 31, 2017
Salaries, benefits and directors’ compensation	$2,556	$2,415
Base management and incentive fees	833	163
Other general and administrative expenses	2,100	1,747
Total general and administrative expenses	$5,489	$4,325

The following table details the operating expenses related to our distressed residential mortgage loans and the operating real estate and real estate held for sale in consolidated variable interest entities for the quarters ended March 31, 2018 and December 31, 2017, respectively (dollar amounts in thousands):

	Three Months Ended
Operating Expenses	March 31, 2018	December 31, 2017
Expenses related to distressed residential mortgage loans	$1,603	$2,064
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	1,606	1,899
Total operating expenses	$3,209	$3,963

The decrease in operating expenses in the first quarter can be primarily attributed to a decrease in expenses related to our distressed residential loan strategy due to lower sales activity during the first quarter.

The results of operations applicable to the operating real estate and real estate held for sale in consolidated variable interest entities included in the Company's condensed consolidated statements of operations for the three months ended March 31, 2018 are as follows (dollar amounts in thousands):

Three Months Ended March 31, 2018
Gain on sale of real estate in consolidated variable interest entities	$2,328
Income from operating real estate and real estate held for sale in consolidated variable interest entities	2,126
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	(1,606)
Net income from operating real estate and real estate held for sale in consolidated variable interest entities	2,848
Net income from operating real estate and real estate held for sale in consolidated variable interest entities attributable to non-controlling interest	(2,539)
Net income from operating real estate and real estate held for sale in consolidated variable interest entities attributable to Company's common stockholders	$309

Analysis of Changes in Book Value

The following table analyzes the changes in book value of our common stock for the quarter ended March 31, 2018 (amounts in thousands, except per share):

	Quarter Ended March 31, 2018
	Amount	Shares	Per Share(1)
Beginning Balance	$671,865	111,910	$6.00
Common stock issuance, net(2)	389	207
Balance after share issuance activity	672,254	112,117	6.00
Dividends declared	(22,423)		(0.20)
Net change in accumulated other comprehensive income:
Investment securities (3)	(24,478)		(0.22)
Net income attributable to Company's common stockholders	23,693		0.21
Ending Balance	$649,046	112,117	$5.79

(1)	Outstanding shares used to calculate book value per share for the ending balance is based on outstanding shares as of March 31, 2018 of 112,116,506.

(2)	Includes amortization of stock based compensation.

(3)
The $24.5 million decrease related to investment securities is primarily due to a decline in the value of the Agency RMBS portfolio, which decreased by $24.7 million during the quarter, partially offset by a $9.0 million unrealized gain from our interest rate swaps recorded in our condensed consolidated statements of operations for the three months ended March 31, 2018.

Conference Call

On Friday, May 4, 2018 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three months ended March 31, 2018. The conference call dial-in number is (877) 312-8806. The replay will be available until Friday, May 11, 2018 and can be accessed by dialing (855) 859-2056 and entering passcode 7564197. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

First quarter 2018 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which is expected to be filed with the Securities and Exchange Commission on or about May 10, 2018. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets and targets multi-family CMBS, direct financing to owners of multi-family properties through preferred equity and mezzanine loan investments, residential mortgage loans, including second mortgages and loans sourced from distressed markets, non-Agency RMBS, Agency RMBS and other mortgage-related and residential housing-related investments. Headlands Asset Management, LLC provides investment management services to the Company with respect to its distressed residential loans. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential mortgage loans issued or guaranteed by a federally chartered corporation ("GSE"), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "Non-Agency RMBS" refers to RMBS backed by performing, re-performing and non-performing mortgage loans; “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; "Agency fixed-rate RMBS" refers to Agency RMBS comprised of fixed-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “Agency IOs” refers to an IO that represents the right to the interest component of cash flow from a pool of residential mortgage loans issued or guaranteed by a GSE, or an agency of the U.S. government; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “residential securitized loans” refers to prime credit quality ARMs held in securitization trusts; “distressed residential mortgage loans” or "distressed residential loans" refers to pools of performing and re-performing fixed-rate and adjustable-rate, fully amortizing, interest-only and balloon, seasoned mortgage loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as IO or PO securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “CLO” refers to collateralized loan obligation; and "Consolidated K-Series” refers to Freddie Mac- sponsored multi-family loan K-Series securitizations, of which we, or one of our special purpose entities, own the first loss PO securities and certain IO securities.

Additional Information

We determined that the Consolidated K-Series were variable interest entities and that we are the primary beneficiary of the Consolidated K-Series. As a result, we are required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, income and expenses in our condensed consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the Consolidated K-Series, which requires that changes in valuations in the assets and liabilities of the Consolidated K-Series be reflected in our condensed consolidated statements of operations.

A reconciliation of our net capital allocated to multi-family investments to our condensed consolidated financial statements as of March 31, 2018 is set forth below (dollar amounts in thousands):

Multi-family loans held in securitization trusts, at fair value	$9,438,309
Multi-family CDOs, at fair value	(8,953,467)
Net carrying value	484,842
Investment securities available for sale, at fair value	139,713
Total CMBS, at fair value	624,555
Preferred equity investments, mezzanine loans and investments in unconsolidated entities	193,023
Real estate under development (1)	21,553
Real estate held for sale in consolidated variable interest entities	29,293
Mortgages and notes payable in consolidated variable interest entities	(32,072)
Financing arrangements, portfolio investments	(315,931)
Securitized debt	(29,390)
Cash and other	9,782
Net Capital in Multi-Family	$500,813

(1)	Included in the Company’s accompanying condensed consolidated balance sheets in receivables and other assets.

A reconciliation of our net interest income in multi-family investments to our condensed consolidated financial statements for the three months ended March 31, 2018 is set forth below (dollar amounts in thousands):

Three Months Ended March 31, 2018
Interest income, multi-family loans held in securitization trusts	$85,092
Interest income, investment securities, available for sale (1)	2,434
Interest income, mezzanine loan and preferred equity investments (1)	4,445
Interest expense, multi-family collateralized debt obligation	(74,478)
Interest income, Multi-Family, net	17,493
Interest expense, investment securities, available for sale	(3,171)
Interest expense, securitized debt	(719)
Net interest income, Multi-Family	$13,603

(1)	Included in the Company’s accompanying condensed consolidated statements of operations in interest income, investment securities and other.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s investments; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in the prepayment rates on the mortgage loans underlying the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company's assets; delays in identifying and acquiring the Company’s targeted assets; the Company’s ability to borrow to finance its assets and the terms thereof; changes in governmental laws, regulations or policies affecting the Company’s business; changes in the Company's relationship with its external manager; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s reports filed with the SEC pursuant to the Exchange Act, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:    AT THE COMPANY
Emily Stiller
Controller
Phone: (980) 224-4186
Email: estiller@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	March 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Investment securities, available for sale, at fair value (including pledged securities of $1,077,540 and $1,076,187, as of March 31, 2018 and December 31, 2017, respectively and $48,857 and $47,922 held in securitization trusts as of March 31, 2018 and December 31, 2017, respectively)	$1,400,370	$1,413,081
Residential mortgage loans held in securitization trusts, net	70,864	73,820
Residential mortgage loans, at fair value	99,480	87,153
Distressed residential mortgage loans, net (including $119,201 and $121,791 held in securitization trusts as of March 31, 2018 and December 31, 2017, respectively)	322,072	331,464
Multi-family loans held in securitization trusts, at fair value	9,438,309	9,657,421
Derivative assets	9,815	846
Cash and cash equivalents	65,495	95,191
Investment in unconsolidated entities	51,921	51,143
Preferred equity and mezzanine loan investments	154,006	138,920
Real estate held for sale in consolidated variable interest entities	29,293	64,202
Goodwill	25,222	25,222
Receivables and other assets	99,032	117,822
Total Assets (1)	$11,765,879	$12,056,285
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Financing arrangements, portfolio investments	$1,287,314	$1,276,918
Financing arrangements, residential mortgage loans	149,049	149,063
Residential collateralized debt obligations	67,154	70,308
Multi-family collateralized debt obligations, at fair value	8,953,467	9,189,459
Securitized debt	70,215	81,537
Mortgages and notes payable in consolidated variable interest entities	32,072	57,124
Accrued expenses and other liabilities	81,579	82,126
Subordinated debentures	45,000	45,000
Convertible notes	129,242	128,749
Total liabilities (1)	10,815,092	11,080,284
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value, 7.75% Series B cumulative redeemable, $25 liquidation preference per share, 6,000,000 shares authorized, 3,000,000 shares issued and outstanding	72,397	72,397
Preferred stock, $0.01 par value, 7.875% Series C cumulative redeemable, $25 liquidation preference per share, 4,140,000 shares authorized, 3,600,000 shares issued and outstanding	86,862	86,862
Preferred stock, $0.01 par value, 8.00% Series D Fixed-to-Floating Rate cumulative redeemable, $25 liquidation preference per share, 5,750,000 shares authorized and 5,400,000 shares issued and outstanding	130,496	130,496
Common stock, $0.01 par value, 400,000,000 shares authorized, 112,116,506 and 111,909,909 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	1,121	1,119
Additional paid-in capital	751,542	751,155
Accumulated other comprehensive (loss) income	(18,925)	5,553
Accumulated deficit	(74,447)	(75,717)
Company's stockholders' equity	949,046	971,865
Non-controlling interest in consolidated variable interest entities	1,741	4,136
Total equity	950,787	976,001
Total Liabilities and Stockholders' Equity	$11,765,879	$12,056,285

(1)
Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of March 31, 2018 and December 31, 2017, assets of consolidated VIEs totaled $9,771,205 and $10,041,468, respectively, and the liabilities of consolidated VIEs totaled $9,157,640 and $9,436,421, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2018	2017
INTEREST INCOME:
Investment securities and other	$16,258	$9,801
Multi-family loans held in securitization trusts	85,092	61,304
Residential mortgage loans	2,187	1,242
Distressed residential mortgage loans	5,354	6,038
Total interest income	108,891	78,385

INTEREST EXPENSE:
Investment securities and other	9,651	5,569
Convertible notes	2,649	1,975
Multi-family collateralized debt obligations	74,478	53,932
Residential collateralized debt obligations	411	336
Securitized debt	1,330	2,115
Subordinated debentures	620	540
Total interest expense	89,139	64,467

NET INTEREST INCOME	19,752	13,918

OTHER INCOME (LOSS):
(Provision for) recovery of loan losses	(42)	188
Realized loss on investment securities and related hedges, net	(3,423)	(1,223)
Realized (loss) gain on distressed residential mortgage loans at carrying value, net	(773)	11,971
Net loss on residential mortgage loans at fair value	(166)	—
Unrealized gain on investment securities and related hedges, net	11,692	1,546
Unrealized gain on multi-family loans and debt held in securitization trusts, net	7,545	1,384
Income from operating real estate and real estate held for sale in consolidated variable interest entities	2,126	—
Other income	3,994	2,839
Total other income	20,953	16,705

GENERAL, ADMINISTRATIVE AND OPERATING EXPENSES:
General and administrative expenses	4,656	4,887
Base management and incentive fees	833	3,078
Expenses related to distressed residential mortgage loans	1,603	2,239
Expenses related to operating real estate and real estate held for sale in consolidated variable interest entities	1,606	—
Total general, administrative and operating expenses	8,698	10,204

INCOME FROM OPERATIONS BEFORE INCOME TAXES	32,007	20,419
Income tax (benefit) expense	(79)	1,237
NET INCOME	32,086	19,182
Net income attributable to non-controlling interest in consolidated variable interest entities	(2,468)	—
NET INCOME ATTRIBUTABLE TO COMPANY	29,618	19,182
Preferred stock dividends	(5,925)	(3,225)
NET INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$23,693	$15,957

Basic earnings per common share	$0.21	$0.14
Diluted earnings per common share	$0.20	$0.14
Weighted average shares outstanding-basic	112,018	111,721
Weighted average shares outstanding-diluted	131,761	126,602

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Net interest income	$19,752	$15,040	$13,320	$15,708	$13,918
Total other income	20,953	25,218	24,918	8,172	16,705
Total general, administrative and operating expenses	8,698	8,288	10,996	11,589	10,204
Income from operations before income taxes	32,007	31,970	27,242	12,291	20,419
Income tax (benefit) expense	(79)	1,169	507	442	1,237
Net income	32,086	30,801	26,735	11,849	19,182
Net (income) loss attributable to non-controlling interest in consolidated variable interest entities	(2,468)	(184)	1,110	2,487	—
Net income attributable to Company	29,618	30,617	27,845	14,336	19,182
Preferred stock dividends	(5,925)	(5,985)	(3,225)	(3,225)	(3,225)
Net income attributable to Company's common stockholders	23,693	24,632	24,620	11,111	15,957
Basic earnings per common share	$0.21	$0.22	$0.22	$0.10	$0.14
Diluted earnings per common share	$0.20	$0.21	$0.21	$0.10	$0.14
Weighted average shares outstanding - basic	112,018	111,871	111,886	111,863	111,721
Weighted average shares outstanding - diluted	131,761	131,565	131,580	111,863	126,602

Book value per common share	$5.79	$6.00	$6.05	$6.02	$6.08
Dividends declared per common share	$0.20	$0.20	$0.20	$0.20	$0.20
Dividends declared per preferred share on Series B Preferred Stock	$0.48	$0.48	$0.48	$0.48	$0.48
Dividends declared per preferred share on Series C Preferred Stock	$0.49	$0.49	$0.49	$0.49	$0.49
Dividends declared per preferred share on Series D Preferred Stock	$0.50	$0.51	—	—	—

Capital Allocation Summary

The following tables set forth our allocated capital by investment type as well as the weighted average yield on interest earning assets, average cost of funds and portfolio net interest margin for our interest earning assets for the periods indicated (dollar amounts in thousands):

	Agency RMBS	Multi-Family	Distressed Residential	Other	Total
At March 31, 2018
Carrying value	$1,161,445	$836,353	$461,305	$150,461	$2,609,564
Net capital allocated	$251,405	$500,813	$282,561	$(83,992)	$950,787
Three Months Ended March 31, 2018
Average interest earning assets	$1,208,900	$612,357	$467,898	$136,135	$2,425,290
Weighted average yield on interest earning assets	2.64%	11.43%	6.25%	4.81%	5.68%
Less: Average cost of funds	(1.82)%	(4.51)%	(4.45)%	(3.25)%	(2.82)%
Portfolio net interest margin	0.82%	6.92%	1.80%	1.56%	2.86%

At December 31, 2017
Carrying value	$1,169,535	$816,805	$474,128	$140,325	$2,600,793
Net capital allocated	$264,801	$475,200	$285,766	$(49,766)	$976,001
Three Months Ended December 31, 2017
Average interest earning assets	$971,707	$596,701	$480,711	$126,447	$2,175,566
Weighted average yield on interest earning assets	2.50%	11.11%	3.68%	4.53%	5.24%
Less: Average cost of funds	(1.68)%	(4.49)%	(4.56)%	(3.22)%	(2.85)%
Portfolio net interest margin	0.82%	6.62%	(0.88)%	1.31%	2.39%

At September 30, 2017
Carrying value	$417,957	$723,170	$535,520	$136,304	$1,812,951
Net capital allocated	$90,526	$495,882	$305,668	$(46,071)	$846,005
Three Months Ended September 30, 2017
Average interest earning assets	$453,323	$536,537	$531,050	$126,848	$1,647,758
Weighted average yield on interest earning assets	1.70%	11.39%	4.37%	4.21%	5.91%
Less: Average cost of funds	(1.44)%	(4.46)%	(4.28)%	(2.57)%	(3.10)%
Portfolio net interest margin	0.26%	6.93%	0.09%	1.64%	2.81%

At June 30, 2017
Carrying value	$449,437	$749,643	$568,273	$133,488	$1,900,841
Net capital allocated	$110,497	$508,068	$290,414	$(65,536)	$843,443
Three Months Ended June 30, 2017
Average interest earning assets	$485,194	$529,285	$621,936	$123,711	$1,760,126
Weighted average yield on interest earning assets	1.65%	11.10%	5.91%	3.96%	6.16%
Less: Average cost of funds	(1.30)%	(4.28)%	(4.29)%	(2.13)%	(3.04)%
Portfolio net interest margin	0.35%	6.82%	1.62%	1.83%	3.12%

At March 31, 2017
Carrying value	$481,960	$733,383	$645,455	$132,266	$1,993,064
Net capital allocated	$133,070	$501,133	$285,708	$(67,165)	$852,746
Three Months Ended March 31, 2017
Average interest earning assets	$529,485	$457,943	$661,738	$120,372	$1,769,538
Weighted average yield on interest earning assets	1.97%	11.31%	4.69%	3.73%	5.53%
Less: Average cost of funds	(1.23)%	(4.55)%	(3.71)%	(2.81)%	(2.83)%
Portfolio net interest margin	0.74%	6.76%	0.98%	0.92%	2.70%